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                       FIRST AMENDMENT TO
                   SECURITY AND LOAN AGREEMENT
                             AND
             ADDENDUM TO SECURITY AND LOAN AGREEMENT
                  BETWEEN MONTEREY PASTA COMPANY
               AND IMPERIAL BANK DATED JULY 24, 1997

This First Amendment ("Amendment") amends that certain Security and Loan Agreement and the Addendum thereto dated July 24, 1997, between Monterey Pasta Company ("Borrower") and Imperial Bank ("Bank") (collectively, the Security and Loan Agreement and the Addendum are referred to herein as the "Agreement") as follows:

1. Paragraphs 7.g. and 7.h. of the Addendum are hereby amended to read in their entirety as follows:

          "7.g. Make or incur obligations for, capital expenditures in excess of eight hundred thousand dollars ($800,000.00) in the period from the date hereof to December 31, 1998, or in excess of five hundred thousand dollars ($500,000.00) in any one fiscal year thereafter."

          "7.h. Make, or incur liability for, payments of rent under new leases of real property in excess of one hundred thousand dollars ($100,000.00), and personal property in excess of one hundred thousand dollars ($100,000.00), in any one fiscal year."

2. Paragraphs 9.a., b., and c., of the Addendum are hereby amended to read in their entirety as follows:

          "a. At all times maintain a minimum tangible net worth (meaning the excess of all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, over its liabilities, less subordinated debt) of not less than four million two hundred fifty thousand dollars ($4,250,000.00). The minimum tangible net worth shall increase by two hundred thousand dollars ($200,000.00) each fiscal quarter end beginning March 31, 1998 and thereafter.

          "b. At all times maintain a maximum ratio of total debt-to-tangible net worth not to exceed 1.5 to 1.0."

          "c. At all times maintain a minimum working capital (Borrower's current assets minus current liabilities) of not less than one million dollars ($1,000,000.00).

3. A new covenant, current ratio, will be included in paragraph 9.n. and will read in its entirety as follows:

          "n.  At all times maintain a current ratio of not less than 1.25 to
     1.00. Current ratio is defined as current assets divided by current liabilities."

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First Amendment to the Security and Loan Agreement
and Addendum to Security and Loan Agreement
Monterey Pasta Company
Page 2


4. Paragraph 16. Of the Addendum is hereby amended to read in its entirety as follows:

          "16. The terms and conditions of this Addendum and the Security and Loan Agreement extend to all obligations of Borrower to Bank and the Borrower agrees to comply with all such terms and conditions until all obligations of Borrower to Bank are repaid in full. Should there be a default under the Security and Loan Agreement, this Addendum, any General Security Agreement executed by Borrower, under any note executed by Borrower, or under any other obligations of Borrower to Bank, or the provisions of any documents executed by Borrower in relation to any such obligation (and Borrower shall have failed to cure such default within any applicable cure period), all obligations, loans and liabilities of Borrower to Bank, due or to become due, whether now existing or hereafter arising, shall at the option of the Bank, become immediately due and payable without notice or demand, and Bank shall thereupon have the right to exercise all of its default rights and remedies.

5.   Except as provided above, the Agreement remains unchanged.

6. This Amendment is effective as of March 2, 1998, and the parties hereby confirm that the Agreement as amended is in full force and effect.

Monterey Pasta Company                        Imperial Bank
"BORROWER"                                    "BANK"

By:  /s/ Stephen Brinkman                     By: /s/ Brian Santos
     ----------------------------                 ----------------------------

Title: Chief Financial Officer                Title: Vice President
       --------------------------                    -------------------------



By:  /s/ R. Lance Hewett                      By:
     ----------------------------                 ----------------------------

Title: President & CEO                        Title:
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